 As filed with the Securities and Exchange Commission on_________________, 1995.
                                                Registration No.______________

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------

                             SILICON GRAPHICS, INC.
             (Exact name of registrant as specified in its charter)


     Delaware                                     94-2789662
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                    Identification Number)

      2011 North Shoreline Boulevard, Mountain View, California 94043-1389
              (Address of principal executive offices and zip code)

                              ---------------------
                          Wavefront Technologies, Inc.
                             1990 Stock Option Plan
                            (Full title of the plan)

                              ---------------------

                                WILLIAM M. KELLY
                  Vice President, General Counsel and Secretary
                             SILICON GRAPHICS, INC.
                         2011 North Shoreline Boulevard
                      Mountain View, California 94043-1389
                                 (415) 960-1980
            (Name, address and telephone number of agent for service)

                              ---------------------

                         Calculation of Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
Title of Securities              Amount to be        Proposed maximum               Proposed maximum          Amount of
to be registered                 registered (1)    offering price per unit (2)    aggregate offering price   registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock,                    419,375 shares            $21.187                   $8,885,362.70               $3,063.92
$0.001 par value
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the actual prices at which the options granted pursuant to the plan may be exercised, which prices range from $2.86 to $36.22.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed by Silicon Graphics, Inc. (the "Company") with the Securities and Exchange Commission are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1994, December 31, 1994, and March 31, 1995, filed pursuant to Section 13 of the Exchange Act.

          (c) The Company's Current Report on Form 8-K filed on February 13, 1995, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (d) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-B filed March 16, 1990 pursuant to Section 12 of the Exchange Act.

          (e) The description of the Company's Preferred Shares Purchase Rights contained in the Company's Amendment on Form 8 to Registration Statement on Form 8-A, filed November 12, 1992 pursuant to
               Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1993, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include current and former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

          In addition, the Company has entered into contractual agreements with each director and certain officers designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.   EXHIBITS.

          The following Exhibits are filed as part of, or incorporated by reference into, this Registration Statement:

          4.1 Wavefront Technologies, Inc. 1990 Stock Option Plan with standard form of option agreement.

          5.1 Opinion of counsel as to legality of securities being registered.

          23.1      Consent of Independent Auditors (see page II-7).

          23.2      Consent of Counsel (contained in Exhibit 5.1).

          24.1      Power of Attorney (see page II-5).


Item 9.  UNDERTAKINGS

          A.        The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Silicon Graphics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 13, 1995.

                                        SILICON GRAPHICS, INC.



                                        By:  Edward R. McCracken
                                             -------------------
                                             Edward R. McCracken
                                             Chairman and Chief
                                             Executive Officer

                                POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward R. McCracken, Stanley J. Meresman and William M. Kelly jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




        Signature                      Title                          Date
- -----------------------------  -------------------------------   ---------------


   /s/  Edward R. McCracken     Chairman of the Board and Chief  June 13, 1995
- -----------------------------   Executive Officer                --------------
        Edward R. McCracken     (Principal Executive Officer)


   /s/  Thomas A. Jermoluk     President, Chief Operating        June 13, 1995
- -----------------------------  Officer and Director              --------------
        Thomas A. Jermoluk


   /s/  Robert R. Bishop       President, Silicon Graphics World June 13, 1995
- -----------------------------  Trade Corporation and Director    --------------
        Robert R. Bishop


   /s/  Stanley J. Meresman    Senior Vice President, Finance    June 13, 1995
- -----------------------------  and Chief Financial Officer       --------------
        Stanley J. Meresman    (Principal Financial Officer)


   /s/  Thomas J. Oswold       Vice President, Finance and       June 13, 1995
- -----------------------------  Treasurer                         --------------
        Thomas J. Oswold


   /s/  Dennis P. McBride      Vice President, Controller        June 13, 1995
- -----------------------------  (Principal Accounting Officer)    --------------
        Dennis P. McBride

   /s/  Allen F. Jacobson      Director                          June 13, 1995
- -----------------------------                                    --------------
        Allen F. Jacobson

   SIGNATURE                           TITLE                          DATE
   ---------                           -----                          ----


   /s/  C. Richard Kramlich    Director                          June 13, 1995
- -----------------------------                                    --------------
        C. Richard Kramlich


   /s/  James A. McDivitt      Director                          June 13, 1995
- -----------------------------                                    --------------
        James A. McDivitt


   /s/  Mark W. Perry          Director                          June 13, 1995
- -----------------------------                                    --------------
        Mark W. Perry


   /s/  Lucille Shapiro        Director                          June 13, 1995
- -----------------------------                                    --------------
        Lucille Shapiro


   /s/  James G. Treybig       Director                          June 13, 1995
- -----------------------------                                    --------------
        James G. Treybig

               Consent of Ernst & Young, LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement pertaining to the Wavefront Technologies, Inc. 1990 Stock Option Plan of Silicon Graphics, Inc. of our report dated July 18, 1994 with respect to the consolidated financial statements of Silicon Graphics, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG, LLP

Palo Alto, California
June 13, 1995

                                INDEX TO EXHIBITS



EXHIBIT NO.                    DESCRIPTION
- -----------                    -----------

4.1 Wavefront Technologies, Inc. 1990 Stock Option Plan with standard form of option agreement

5.1     Opinion of counsel as to legality of securities being registered.

23.1    Consent of Independent Auditors (see page II-7)

23.2    Consent of Counsel (contained in Exhibit 5.1)

24.1    Power of Attorney (see page (II-5)

- -------------